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                                                                  EXECUTION COPY

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                    DELAYED FUNDING IMPLEMENTATION AGREEMENT

                           Dated as of March 28, 2002

                                      among

                            AMERICAN TRANS AIR, INC.,
                                     Company

                                  AMTRAN, INC.,
                                    Guarantor

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements


                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 as Escrow Agent


                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent


                           AIG MATCHED FUNDING CORP.,
          as Class A Liquidity Provider and Class B Liquidity Provider


                                NYALA FUNDING LLC
                  as Initial Purchaser of Class A Certificates

                             PK AIRFINANCE US, INC.
                  as Initial Purchaser of Class B Certificates



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                    DELAYED FUNDING IMPLEMENTATION AGREEMENT


         This DELAYED FUNDING IMPLEMENTATION AGREEMENT, dated as of March 28, 2002, among (i) AMERICAN TRANS AIR, INC., an Indiana corporation (the "Company"), (ii) AMTRAN, INC., an Indiana corporation ("Amtran"), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as trustee (in such capacity together with its successors in such capacity, the "Trustee") under each of the two separate Pass Through Trust Agreements (as defined below), (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (v) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as escrow agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below), (vi) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements, (vii) AIG MATCHED FUNDING CORP., not in its individual capacity except as otherwise expressly provided herein, but solely as Class A Liquidity Provider and Class B Liquidity Provider (in such capacity together with its successors in such capacity, the "Liquidity Provider") under each of the Revolving Credit Agreements (as defined below), (viii) NYALA FUNDING LLC, as initial purchaser (the "Class A Purchaser"), under the Class A Certificate Purchase Agreement (as defined below) and (ix) PK AIRFINANCE US, INC., as initial purchase (the "Class B Purchaser") under the Class B Certificate Purchase Agreement (as defined below).


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Operative Agreements (as defined below);

         WHEREAS, the Company, Amtran and the Trustee have contemporaneously herewith entered into two separate Pass Through Trust Agreements dated as of March 28, 2002 relating to, respectively, American Trans Air 2002-1A Pass Through Trust and American Trans Air 2002-1B Pass Through Trust (the "Pass Through Trusts") (such Agreements, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreements") pursuant to which the American Trans Air Pass Through Trust, Series 2002-1A Certificates (the "Class A Certificates") and American Trans Air 2002-1B Pass Through Trust Certificates (the "Class B Certificates", and together with the Class A Certificates, the "Certificates") are being issued, respectively;

         WHEREAS, the Escrow Agent, the Trustee and the Paying Agent have contemporaneously herewith entered into two separate Escrow and Paying Agent Agreements with the Class A Purchaser and the Class B Purchaser, respectively (the "Escrow and Paying Agent Agreements");

         WHEREAS, the Escrow Agent has contemporaneously herewith entered into two separate deposit agreements with the INTESABCI S.p.A, acting through its New York Branch, (the "Depositary") for each Pass Through Trust (the "Deposit Agreements"), for the benefit of the Certificateholder of each Pass Through Trust;

         WHEREAS, the Company, Amtran, the Investors (as defined in the Registration Rights Agreement) and the Trustee have contemporaneously herewith entered into a registration rights agreement (the "Registration Rights Agreement") for the benefit of the Certificateholders of each Pass Through Trust;

         WHEREAS, (i) the Liquidity Provider has contemporaneously herewith entered into two separate revolving credit agreements (the "Revolving Credit Agreements"), one each for the benefit of the Certificateholders of each Pass Through Trust, with the Subordination Agent, as agent for the Trustee on behalf of each such Pass Through Trust and (ii) the Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

         WHEREAS, contemporaneously herewith American International Group, Inc. has executed two guarantee agreements, each guaranteeing the payment obligations of the initial Liquidity Provider under the related Liquidity Facility;

         WHEREAS, the Company and Amtran have contemporaneously herewith entered into two separate Certificate Purchase Agreements with (i) the Class A Purchaser of $111,716,000 principal amount of the Class A Certificates (the "Class A Certificate Purchase Agreement") and (ii) with the Class B Purchaser, as initial purchaser of $31,131,000 principal amount of the Class B Certificates (the "Class B Certificate Purchase Agreement");

         WHEREAS, the Company and Amtran have contemporaneously herewith entered into two separate letter agreements (i) one with the Class A Purchaser and AIG Financial Products Corp. providing for the purchase of an additional $91,896,000 principal amount of the Class A Certificates (the "Additional Class A Certificates") and (ii) one with the Class B Purchaser providing for the purchase of an additional $26,904,000 principal amount of the Class B Certificates (the "Additional Class B Certificates", and together with the Additional Class A Certificates, the "Additional Certificates"), in each case on October 15, 2002 or such other date mutually agreed to by the Company, Amtran, the Class A Purchaser and the Class B Purchaser (such date, the "Delayed Funding Date");

         WHEREAS, the parties hereto agree that simultaneously with the issuance of the Additional Certificates, the Operative Agreements (which term as used in this Agreement, shall mean the Pass Through Trust Agreements, the Note Purchase Agreement, the Revolving Credit Agreements, the Escrow and Paying Agent Agreements, and the Intercreditor Agreement) will be amended as provided in this Agreement without any further action on the part of any party hereto and without the consent of any holder of any of the Certificates or Escrow Receipts;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy


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of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                   AMENDMENTS

         SECTION 1.01 Amendments to the Note Purchase Agreement. Simultaneously with the issuance of the Additional Certificates, the Note Purchase Agreement shall be amended as provided below.

         (a) The definition of the term "Delivery Period Termination Date" contained in Annex A of the Note Purchase Agreement shall be amended by replacing "September 29, 2002" appearing therein with "February 28, 2003".

         (b) Section 1(a) of the Note Purchase Agreement shall be amended by replacing "Schedule I-A" appearing therein with "Schedule I-B".

         (c) Section 1(g)(i) of the Note Purchase Agreement shall be amended by replacing "Schedule I-A" appearing therein with "Schedule I-B"; and Section 1(g)(ii) of the Note Purchase Agreement shall be amended by replacing "September 29, 2002" appearing therein with "February 28, 2003".

         (d) Schedule VI to the Note Purchase Agreement shall be amended by substituting therefor the Schedule VI attached to this Agreement as Exhibit A.

         (e) Schedule VII to the Note Purchase Agreement shall be amended by substituting therefor the Schedule VII attached to this Agreement as Exhibit B.

         SECTION 1.02 Amendments to Revolving Credit Agreements.

         (a) Simultaneously with the issuance of the Additional Certificates, the Revolving Credit Agreement relating to the Class A Certificates (the "Class A Revolving Credit Agreement" ) shall be amended as provided below.

                  (i) The definition of the term "Maximum Commitment" contained in Section 1.1 of the Class A Revolving Credit Agreement shall be amended by (x) replacing "$14,793,433" appearing therein with "$26,828,366" and (y) deleting the proviso therein.

                  (ii) Section 2.4(a) of the Class A Revolving Credit Agreement shall be amended by substituting therefor the following:

                  Automatic Adjustments. Promptly following each date on which the Required Amount is (i) reduced as a result of a reduction in the Pool Balance of the Class A Certificates or otherwise, (ii) increased as a result of an increase in the Stated Interest Rate, (iii) subsequent to an increase described in clause (ii), reduced pursuant to the definition of "Stated Interest Rate", or (iv) increased as a result of an increase in the Pool


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         Balance of the Class A Certificates resulting from the issuance of the
         Additional Class A Certificates (as defined in the Delayed Funding Implementation Agreement), the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to the Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic adjustment of the Maximum Commitment to the Liquidity Provider (with a copy to Amtran) within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

         (b) Simultaneously with the issuance of the Additional Certificates, the Revolving Credit Agreement relating to the Class B Certificates (the "Class B Revolving Credit Agreement") shall be amended as provided below.

                  (i) The definition of the term "Maximum Commitment" contained in Section 1.1 of the Class B Revolving Credit Agreement shall be amended by (x) replacing "$5,229,541" appearing therein with "$9,662,940" and (y) deleting the proviso therein.

                  (ii) The Section 2.4(a) of the Class B Revolving Credit Agreement shall be amended by substituting therefor the following:

                  Automatic Adjustments. Promptly following each date on which the Required Amount is (i) reduced as a result of a reduction in the Pool Balance of the Class B Certificates or otherwise, (ii) increased as a result of an increase in the Stated Interest Rate, (iii) subsequent to an increase described in clause (ii), reduced pursuant to the definition of "Stated Interest Rate", or (iv) increased as a result of an increase in the Pool Balance of the Class B Certificates resulting from the issuance of the Additional Class B Certificates (as defined in the Delayed Funding Implementation Agreement), the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to the Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic adjustment of the Maximum Commitment to the Liquidity Provider (with a copy to Amtran) within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

         SECTION 1.03 Amendments to the Escrow and Paying Agent Agreements.

         (a) Simultaneously with the issuance of the Additional Certificates, the Escrow and Paying Agent Agreement relating to the Class A Certificates (the "Class A Escrow Agreement") shall be amended as provided below.

                  (i) Section 1.02 of the Class A Escrow Agreement shall be amended by (A) replacing "September 29, 2002" appearing in clause
         (g)(i) and the last sentence thereof with "February 28, 2003" and (B) replacing "October 14, 2002" appearing in the last sentence of Section
         1.02 with "March 17, 2003".


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                  (ii) Section 1.03 of the Class A Escrow Agreement shall be amended by adding a second paragraph to such Section to read as follows:

         The Escrow Agent hereby directs the Purchaser to, and the Purchaser hereby acknowledges that on the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement) it shall, irrevocably deliver by wire transfer to the Depositary on behalf of the Escrow Agent an amount in Dollars and immediately available funds equal to $68,969,100 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section 2.1 of the Deposit Agreement. The Purchaser hereby instructs the Escrow Agent, upon receipt of such sum from the Purchaser, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt (a) to be affixed by the Pass Through Trustee to each Additional Class A Certificate (as defined in the Delayed Funding Implementation Agreement) being issued on the Delayed Funding Date and
(b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts (as defined in Section 1.04) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Additional Class A Certificate to which it is to be affixed.

         (b) Simultaneously with the issuance of the Additional Certificates, the Escrow and Paying Agent Agreement relating to the Class B Certificates (the "Class B Escrow Agreement") shall be amended as provided below.

                  (i) Section 1.02 of the Class B Escrow Agreement shall be amended by (A) replacing "September 29, 2002" appearing in clause
         (g)(i) and the last sentence thereof with "February 28, 2003" and (B) replacing "October 14, 2002" appearing in the last sentence of Section
         1.02 with "March 17, 2003".

         (c) Section 1.03 of the Class B Escrow Agreement shall be amended by adding a second paragraph to such Section to read as follows:

         The Escrow Agent hereby directs the Purchaser to, and the Purchaser hereby acknowledges that on the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement) it shall, irrevocably deliver by wire transfer to the Depositary on behalf of the Escrow Agent an amount in Dollars and immediately available funds equal to $20,130,900 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section 2.1 of the Deposit Agreement. The Purchaser hereby instructs the Escrow Agent, upon receipt of such sum from the Purchaser, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt (a) to be affixed by the Pass Through Trustee to each Additional Class B Certificate (as defined in the Delayed Funding Implementation Agreement) being issued on the Delayed Funding Date and
(b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts (as defined in Section 1.04) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Additional Class B Certificate to which it is to be affixed.

         SECTION 1.04 Amendment to the Intercreditor Agreement. Simultaneously with the issuance of the Additional Certificates, the following definitions contained in Article I of the Intercreditor Agreement shall be amended as provided below:

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         (a) The definition of the term "Delivery Period Expiry Date" shall be amended by replacing "September 29, 2002" appearing therein with "February 28, 2003".

         (b) The definitions of the terms "Adjusted Expected Distributions" and "Expected Distributions" shall be amended by adding the following sentence at the end thereof:

         For the purpose of calculating the amount specified in clause (x) above, interest on a portion of the Certificates of such Trust corresponding to the Certificates of such Trust issued on the Delayed Funding Date shall begin accruing from (and including) the Delayed Funding Date.

         (c) The definition of the term "Pool Balance" shall be amended by substituting therefor the following:

         "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the sum of the original face amount of the Certificates of such Trust issued on the Closing Date and on the Delayed Funding Date less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust, other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

         SECTION 1.05 Amendments to the Pass Through Trust Agreements and the Certificates.

         (a) Simultaneously with the issuance of the Additional Certificates, the Pass Through Trust Agreement relating to the Class A Certificates (the "Class A Pass Through Trust Agreement") and the Class A Certificates shall be amended as provided below.

                  (i) Section 2.01(a) of the Class A Pass Through Trust Agreement shall be amended by substituting therefor the following:

         The Trustee is hereby directed to (i) execute and deliver the Intercreditor Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon the request of the Company and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth in Schedule A to the Certificate Purchase Agreement. Upon the request of the Company, the Trustee shall execute, deliver, authenticate, issue and sell the Additional Class A Certificates (as defined in the Delayed Funding Implementation Agreement) in authorized denominations equaling in the aggregate the

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amount set forth in the Delayed Funding Implementation Agreement, which amount, together with the amount of Certificates issued pursuant to the immediately preceding sentence, shall evidence the entire ownership interest in the Trust and shall equal the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.04, 3.05, 3.06, 3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph. The Additional Class A Certificates shall be identical to the Certificates issued on the Issuance Date.

                  (ii) Section 3.03(a) of the Class A Pass Through Trust Agreement shall be amended by substituting therefor the following:

         The Trustee shall duly execute, authenticate and deliver (i) on the Issuance Date Certificates in authorized denominations in the aggregate amount of $111,716,000, and (ii) on the Delayed Funding Date, Additional Class A Certificates in authorized denominations equaling in the aggregate the amount set forth in the Delayed Funding Implementation Agreement, which aggregate amount of Certificates and Additional Class A Certificates shall evidence the entire ownership interest in the Trust and shall equal the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement.

                  (iii) The Private Placement Legend (as defined in the Class A Pass Through Trust Agreement) set forth in Section 3.02(a) and Exhibit A of the Class A Pass Through Trust Agreement and in the Class A Certificates issued on the Issuance Date (as defined in the Class A Pass Through Trust Agreement) shall be amended by:

                           (x) inserting after each reference to "(OR ANY
                  SUCCESSOR PROVISION)" therein "(ASSUMING SUCH PERIOD WILL COMMENCE ON THE DELAYED FUNDING DATE (AS DEFINED IN THE DELAYED FUNDING IMPLEMENTATION AGREEMENT)"; and

                           (y) inserting after "(IF AVAILABLE)" therein
                  "(ASSUMING THAT THE TIME PERIOD REFERRED TO IN RULE 144(K) (OR ANY SUCCESSOR PROVISION) WILL COMMENCE ON THE DELAYED FUNDING DATE (AS DEFINED IN THE DELAYED FUNDING IMPLEMENTATION AGREEMENT)".

                  (iv) The percentage ownership interest represented by $1,000 of Reference Principal Amount (as defined in the Class A Pass Through Trust Agreement) set forth in Exhibit A to the Class A Pass Through Trust Agreement and the Class A Certificates shall be changed from 0.00089513% to 0.00049113%.

         (b) Simultaneously with the issuance of the Additional Certificates, the Pass Through Trust Agreement relating to the Class B Certificates (the "Class B Pass Through Trust Agreement") shall be amended as provided below.

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


                  (i) Section 2.01(a) of the Class B Pass Through Trust Agreement shall be amended by substituting therefor the following:

         The Trustee is hereby (i) authorized and directed to execute and deliver the Intercreditor Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) authorized, subject to the respective terms thereof, to perform its obligations thereunder. Upon the request of the Company and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth in Schedule A to the Certificate Purchase Agreement. Upon the request of the Company, the Trustee shall execute, deliver, authenticate, issue and sell the Additional Class B Certificates (as defined in the Delayed Funding Implementation Agreement) in authorized denominations equaling in the aggregate the amount set forth in the Delayed Funding Implementation Agreement, which amount, together with the amount of Certificates issued pursuant to the immediately preceding sentence, shall evidence the entire ownership interest in the Trust and shall equal the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.04, 3.05, 3.06, 3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph. The Additional Class B Certificates shall be identical to the Certificates issued on the Issuance Date.

                  (ii) Section 3.03(a) of the Class B Pass Through Trust Agreement shall be amended by substituting therefor the following:

         The Trustee shall duly execute, authenticate and deliver (i) on the Issuance Date Certificates in authorized denominations in the aggregate amount of $31,131,000, and (ii) on the Delayed Funding Date, Additional Class B Certificates in authorized denominations equaling in the aggregate the amount set forth in the Delayed Funding Implementation Agreement, which aggregate amount of Certificates and Additional Class B Certificates shall evidence the entire ownership interest in the Trust and shall equal the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement.

                  (iii) The Private Placement Legend (as defined in the Class B Pass Through Trust Agreement) set forth in Section 3.02(a) and Exhibit A of the Class B Pass Through Trust Agreement and in the Class B Certificates issued on the Issuance Date (as defined in the Class B Pass Through Trust Agreement) shall be amended by:

                           (x) inserting after each reference to "(OR ANY
                  SUCCESSOR PROVISION)" therein "(ASSUMING SUCH PERIOD WILL COMMENCE ON THE DELAYED FUNDING DATE (AS DEFINED IN THE DELAYED FUNDING IMPLEMENTATION AGREEMENT)"; and

                           (y) inserting after "(IF AVAILABLE)" therein
                  "(ASSUMING THAT

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                  THE TIME PERIOD REFERRED TO IN RULE 144(K) (OR ANY SUCCESSOR
                  PROVISION) WILL COMMENCE ON THE DELAYED FUNDING DATE (AS DEFINED IN THE DELAYED FUNDING IMPLEMENTATION AGREEMENT)".


                  (iv) The percentage ownership interest represented by $1,000 of Reference Principal Amount (as defined in the Class B Pass Through Trust Agreement) set forth in Exhibit A to the Class B Pass Through Trust Agreement and the Class B Certificates shall be changed from 0.00321223% to 0.00172310%.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01 Ratification Agreement. Each party hereto agrees and acknowledges that effective as of the Delayed Funding Date, simultaneously with the issuance of the Additional Certificates:

                  (a) (i) the Pool Balance of the Class A Certificates shall be increased by $91,896,000 and (ii) the Pool Balance of the Class B Certificates shall be increased by $26,904,000;

                  (b) (i) the Required Amount under the Class A Liquidity Facility shall be increased by $12,034,933 and (ii) the Required Amount under the Class B Liquidity Facility shall be increased by $4,433,399 and

                  (c) (i) the Deposits held by the Depositary in respect of the Class A Certificates under the Delayed Deposit Agreement for such Class shall be $68,969,100 and (ii) the Deposits held by the Depositary in respect of the Class B Certificates under the Delayed Deposit Agreement for such Class shall be $20,130,900.

         SECTION 2.02 Non-Occurrence of Delayed Funding Date. If for any reason the Delayed Funding Date does not occur prior to November 20, 2002, the amendments to the Operative Agreements contemplated by this Agreement shall not become effective and no party to this Agreement shall have any right or claim against any other party hereto with respect to this Agreement.

         SECTION 2.03 Further Assurances. Each party hereto agrees to effect such other amendments to the Operative Agreements as may be necessary in order to effectuate the purposes of this Agreement.

         SECTION 2.04 Non-Petition. Each of the parties hereto hereby agrees that it will not institute against, or join any other person in instituting against, the Class A Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the latest maturing note issued by the Class A Purchaser is paid in full. The provisions of this Section 2.04 shall survive the termination of this Agreement.

         SECTION 2.05 Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Class A Purchaser under this Agreement are solely the corporate obligations of the Class A Purchaser and shall be payable by the Class A Purchaser solely as provided in this Section
2.05. Each of the parties hereto agrees that the Class A Purchaser shall only be required to pay (a) any fees or liabilities that it may incur hereunder only to the extent the Class A Purchaser has Excess Funds (as defined below) and (b) any expenses, indemnities or other liabilities that it may incur hereunder only to the extent the Class A Purchaser has Excess Funds. In addition, no amount owing by the Class A Purchaser hereunder in excess of the liabilities that the Class A Purchaser is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States
Code) against the Class A Purchaser. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Class A Purchaser arising out of or based upon this Agreement, against any stockholder, employee, officer, director, incorporator or manager of the Class A Purchaser or affiliate thereof except as otherwise provided in this Section; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Any and all claims against the Class A Purchaser shall be subordinate to the claims of the holders of the notes issued by the Class A Purchaser. The obligations of the parties hereto under this Section shall survive the termination of this Agreement. For purposes of this Section 2.05, "Excess Funds" shall mean, as of any date of determination, all funds not required, after giving effect to all amounts on deposit in the commercial paper account of the Class A Purchaser or the issuer account of the Class A Purchaser or expected to be on deposit in the commercial paper account of the Class A Purchaser, to pay or provide for the payment of any outstanding notes issued by the Class A Purchaser when due.

         SECTION 2.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         SECTION 2.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.


         SECTION 2.08 Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Pass

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Through Trustee, Paying Agent and Subordination Agent, in the exercise of the powers and authority conferred and vested in it under the Operative Agreements,
(b) each of the representations, undertakings and agreements herein made on the part of the Pass Through Trustee, Paying Agent and Subordination Agent is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Pass Through Trusts and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Pass Through Trustee, Paying Agent and Subordination Agent or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Pass Through Trustee, Paying Agent and Subordination Agent under this Agreement or the other related documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           AMERICAN TRANS AIR, INC.


                           By __________________________________________
                              Name:
                              Title:
                              Address:  7337 West Washington Street
                                        Indianapolis, Indiana 46231

                              Attention:
                              Facsimile:


                          AMTRAN, INC.,
                          as Guarantor


                          By ___________________________________________
                             Name:
                             Title:
                             Address:  7337 West Washington Street
                                       Indianapolis, Indiana 46231

                             Attention:
                             Facsimile:


                          WILMINGTON TRUST COMPANY,
                          not in its individual capacity, but solely as Pass Through Trustee


                          By ___________________________________________
                             Name:
                             Title:
                             Address: Rodney Square North
                                      1100 North Market Street
                                      Wilmington, Delaware 19890

                             Attention:  Corporate Trust Administration
                             Facsimile:  (302) 636-4140

                             WILMINGTON TRUST COMPANY,
                             not in its individual capacity, but solely as Subordination Agent


                             By _________________________________________
                                Name:
                                Title:
                                Address:  Rodney Square North
                                          1100 North Market Street
                                          Wilmington, Delaware 19890

                                Attention:  Corporate Trust Administration
                                Facsimile:  (302) 636-4140


                            WELLS FARGO BANK NORTHWEST,
                            NATIONAL ASSOCIATION,
                            as Escrow Agent


                            By __________________________________________
                               Name:
                               Title:
                               Address:  79 South Main Street, 3rd Floor
                                         Salt Lake City, Utah 84111

                               Attention:  Corporate Trust Department
                               Facsimile:  (801) 246-5053


                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity, but
                           solely as Paying Agent


                           By ____________________________________________
                              Name:
                              Title:
                              Address:  Rodney Square North
                                        1100 North Market Street
                                        Wilmington, Delaware 19890

                              Attention:  Corporate Trust Administration
                              Facsimile:  (302) 636-4140

                          AIG MATCHED FUNDING CORP.,
                          as Class A Liquidity Provider and
                          Class B Liquidity Provider


                          By _____________________________________________
                             Name:
                             Title:
                             Address:  prior to April 7, 2002:

                                        100 Nyala Farm
                                        Westport, CT 06880

                                       on or after April 7, 2002

                                        50 Danbury Road
                                        Wilton, CT 06897-4444

                              Attention:  Chief Financial Officer
                              Facsimile:  (203) 222 4780



                          NYALA FUNDING LLC


                          By ______________________________________________
                             Name:
                             Title:
                             Address: c/o Global Securitization Services, LLC 114 West 47th Street, Suite 1715
                                       New York, New York 10036

                             Attention:  Frank B. Bilotta
                             Facsimile:  (212) 302-8767

                          PK AIRFINANCE US, INC.


                          By ______________________________________________
                             Name:
                             Title:
                             Address:


                             Attention:
                             Facsimile:

                                                                      EXHIBIT A
                                                                      ---------

                                 SCHEDULE VI to

                             Note Purchase Agreement
                             -----------------------

                            MANDATORY ECONOMIC TERMS


Equipment Notes
---------------

Obligor:      American Trans Air, Inc. or an Owner Trust

Maximum Principal Amount:

The aggregate original principal amount of all Equipment Notes for all Aircraft shall not exceed the aggregate face amount of all Certificates issued on March 28, 2002 (the "Initial Issuance Date") and the Delayed Funding Date. The aggregate original principal amount of all Equipment Notes of any series shall not exceed the aggregate face amount of all Certificates of the related class issued on the Initial Issuance Date and the Delayed Funding Date.

Initial loan to aircraft value (with the value of any Aircraft equal to the value for such Aircraft set forth in the Private Placement Memorandum in "Appendix IV - Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value"):

         Series A:     not in excess of 51%
         Series B:     not in excess of 66%

The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed (i) after aggregating the principal amount of all series of Equipment Notes that rank senior to the series of Equipment Notes for which loan to aircraft value is being calculated and (ii) as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption (as defined in the Private Placement Memorandum in the Glossary) must not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) the following amounts:

         Series A:     not in excess of 51%
         Series B:     not in excess of 66%

Initial average life (in years)

         Series A:     not extend beyond 8 years from the Initial Issuance Date
         Series B:     not extend beyond 5 years from the Initial Issuance Date

Average life (in years)

         As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates and the Class B Certificates shall not exceed, respectively, 7.14 to 7.34 years from the Initial Issuance Date, subject to final reoptimization, and 4 years from the Initial Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

Amortization Schedule

         The amortization schedule for each Series of Equipment Notes, assuming the maximum amount thereof in respect of all of the Aircraft are purchased by the Pass Through Trusts and all Aircraft are delivered as currently scheduled shall be as set forth in Schedule VII of the Note Purchase Agreement.

Final Maturity Date

         Series A:     November 20, 2014

         Series B:     August 20, 2009

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears)

         Series A:     8.328%
         Series B:     10.699%

Payment Dates:             February 20, May 20, August 20 and November 20

Make-Whole Premiums:       As provided in Section 1.01 of the forms of Trust
                           Indenture marked as Exhibit A-3 and C-2 of the Note
                           Purchase Agreement (the "Trust Indenture Form")

Redemption and Purchase:   As provided in Article II of the Trust Indenture Form


Lease
-----

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the related Series A Equipment Notes

Lease Payment Dates:       February 20, May 20, August 20 and November 20

Minimum Rent:              Basic Rent due and payable on each Payment Date
                           shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the related Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Payment Date together with accrued and unpaid interest thereon

Supplemental Rent:         Sufficient to cover the sums described in clauses
                           (1) through (6) of such term as defined in Section 1 of the forms of Leases (the "Lease Form") marked as Exhibits A-2-1 and A-2-2 of the Note Purchase
                           Agreement

Stipulated Loss Value:     At all times equal to or greater than the then
                           outstanding principal amount of the related
                           Equipment Notes plus, for any date other than a Lease Payment Date, accrued interest thereon

EBO Price:                 Equal to or greater than the then-current Stipulated
                           Loss Value

Termination Value:         At all times equal to or greater than the then
                           outstanding principal amount of the related
                           Equipment Notes plus, for any date other than a Lease Payment Date, accrued interest thereon

All-risk hull insurance:   Not less than Stipulated Loss Value, subject to
                           Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Section 11 of the Lease Form.

Minimum Liability
Insurance Amount:          As set forth in Schedule I of the Lease Form

Past Due Rate:             As set forth in Schedule 1 of the Lease Form

Participation Agreement    Loan Trustee, Subordination Agent, Liquidity
Providers, Pass Through Trustees, Escrow Agents and Note Holders indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement (the "Leased Aircraft Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement and Section 7 of the form of the Participation Agreement (the "Owned Aircraft Participation Form") marked as Exhibit C-1 of the Note Purchase Agreement.

                                                                       EXHIBIT B
                                                                       ---------

                                 SCHEDULE VII to

                             Note Purchase Agreement
                             -----------------------

                         AGGREGATE AMORTIZATION SCHEDULE



                              CLASS A                  CLASS A                  CLASS B                 CLASS B
                              SECURED                   TRUST                   SECURED                  TRUST
                          PROMISSORY NOTES            EXPECTED             PROMISSORY NOTES             EXPECTED
                         SCHEDULED PAYMENTS             POOL              SCHEDULED PAYMENTS              POOL
       DATES                OF PRINCIPAL               FACTOR                OF PRINCIPAL                FACTOR
----------------------------------------------------------------------------------------------------------------------
     20-FEB-03             $1,011,441.35              0.9950325               $512,362.56              0.9911715
     20-MAY-03              1,112,539.67              0.9895685               255,958.51               0.9867611
     20-AUG-03               232,918.44               0.9884246              3,341,893.50              0.9291770
     20-NOV-03              2,169,776.87              0.9777681              1,499,271.74              0.9033430
     20-FEB-04              6,190,495.66              0.9473647              12,355,547.31             0.6904448
     20-FEB-05              6,190,686.00              0.9169604              14,443,948.29             0.4415614
     20-FEB-06              8,493,573.59              0.8752459              14,337,256.17             0.1945164
     20-FEB-07             16,904,834.73              0.7922212              8,191,327.43              0.0533718
     20-FEB-08             24,347,214.91              0.6726446              3,097,434.49              0.0000000
     20-FEB-09             29,865,568.59              0.5259658                  0.00                  0.0000000
     20-MAY-09               11,413.96                0.5259098                  0.00                  0.0000000
     20-AUG-09               11,651.60                0.5258525                  0.00                  0.0000000
     20-NOV-09               11,894.18                0.5257941                  0.00                  0.0000000
     20-FEB-10             31,396,990.14              0.3715940                  0.00                  0.0000000
     20-MAY-10               362,862.97               0.3698119                  0.00                  0.0000000
     20-AUG-10               370,417.79               0.3679927                  0.00                  0.0000000
     20-NOV-10               378,129.88               0.3661355                  0.00                  0.0000000
     20-FEB-11             32,073,815.04              0.2086114                  0.00                  0.0000000
     20-MAY-11              1,053,779.38              0.2034359                  0.00                  0.0000000
     20-AUG-11              1,075,719.07              0.1981527                  0.00                  0.0000000
     20-NOV-11              1,098,115.53              0.1927596                  0.00                  0.0000000
     20-FEB-12             27,106,005.33              0.0596338                  0.00                  0.0000000
     20-MAY-12               805,325.33               0.0556786                  0.00                  0.0000000
     20-AUG-12               822,092.20               0.0516411                  0.00                  0.0000000
     20-NOV-12               839,208.17               0.0475194                  0.00                  0.0000000
     20-FEB-13              9,675,529.62              0.0000000                  0.00                  0.0000000